AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 1, 1994
                                                             REGISTRATION NO.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                              -------------------

                                    Form S-8


                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                              -------------------
                    INTERNATIONAL FLAVORS & FRAGRANCES INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                NEW YORK                                        13-1432060
    (STATE OR OTHER JURISDICTION OF                           (IRS EMPLOYER
     INCORPORATION OR ORGANIZATION)                        IDENTIFICATION NO.)

  521 WEST 57TH STREET, NEW YORK, N.Y.                            10019
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                        (ZIP CODE)

                              -------------------

                    INTERNATIONAL FLAVORS & FRAGRANCES INC.
                        RETIREMENT INVESTMENT FUND PLAN
                              (EXACT NAME OF PLAN)

                              -------------------

            STEPHEN A. BLOCK, ESQ., VICE-PRESIDENT, LAW & SECRETARY
                    INTERNATIONAL FLAVORS & FRAGRANCES INC.
                              521 WEST 57TH STREET
                              NEW YORK, N.Y. 10019
                                 (212) 765-5500
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                                    COPY TO:
                             GEORGE ROWE, JR., ESQ.
                            FULTON, DUNCOMBE & ROWE
                              30 ROCKEFELLER PLAZA
                              NEW YORK, N.Y. 10112

                              -------------------

                        CALCULATION OF REGISTRATION FEE

- -----------------------------------------------------------------------------------------------------
                                                           PROPOSED       PROPOSED
                                          AMOUNT            MAXIMUM        MAXIMUM        AMOUNT OF
TITLE OF SECURITIES                        TO BE           OFFERING       AGGREGATE      REGISTRATION
 TO BE REGISTERED                       REGISTERED      PRICE PER UNIT OFFERING PRICE        FEE
- -----------------------------------------------------------------------------------------------------
Common Stock, $.12 1/2 par value (1)..  500,000 Shs.(2)   $38.5625(3)   $19,281,250(3)      $6,649
- -----------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)  Estimated number of shares that could be purchased under the Plan.

(3) Pursuant to Rule 457(c) and (h), the proposed maximum offering price is estimated, solely for the purpose of determining the registration fee, on the basis of the average high and low prices of Registrant's Common Stock reported in the consolidated reporting system on June 27, 1994.
================================================================================

                                    PART II



               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference

     The following documents are hereby incorporated by reference in this Registration Statement:

          (a) Registrant's annual report on Form 10-K, dated March 25, 1994, for the year ended December 31, 1993.

          (b) All other filings by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, since the end of the year covered by the annual report referred to in (a) above.

          (c) The description of the Registrant's Common Stock contained in its registration statement filed under Section 12 of the Securities Exchange Act of 1934, including any amendment or reports filed for the purpose of updating such description, and which is more recently described in the Registrant's Certificate of Incorporation filed as an exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993.

          All documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the filing hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.


Item 4. Description of Securities

     Not Applicable


Item 5. Interests of Named Experts and Counsel

     Not Applicable


Item 6. Indemnification of Directors and Officers

     On July 24, 1986, New York substantially revised the provisions of the New York Business Corporation Law ("BCL") to permit New York corporations to extend broader protection to their directors and officers by way of indemnity and advancement of expenses than that previously afforded by New York law. On October 31, 1986, the Board of Directors of the Registrant amended the Registrant's by-laws to extend such indemnification and advancement of expenses to its directors and officers. Article II, Section 14 of the Registrant's by-laws, as amended, provides among other things that a corporation may indemnify a person against judgments, fines, amounts paid in settlement and reasonable expenses arising out of litigation, to which such person shall have been made a party by reason of the fact he is or was a director or officer of the corporation, unless a judgment or other final adjudication adverse to such person establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the action so adjudicated, or that he personally gained in fact a personal profit or other advantage to which he was not entitled. The by-laws also permit the Registrant to advance litigation expenses of such director or officer upon receipt of an undertaking to repay such advances if the director or officer is ultimately determined not to be entitled to indemnification.

     In July 1987, New York added Section 402(b) to the BCL which permits New York corporations, with shareholder approval, to amend their certificates of incorporation in order to eliminate or limit the personal liability of directors to a corporation and its shareholders for damages arising from breaches of the directors' duty. On May 13, 1988, the Registrant amended its Certificate of Incorporation by adding a new Article XI which had been approved by the shareholders on May 12, 1988. Article XI provides that no director of the Registrant shall be personally liable to the Registrant or its shareholders for damages for any breach of duty as a director. Article XI does not permit elimination or limitation of the liability of any director if a judgment or other final adjudication adverse to him establishes that (i) his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally derived a financial profit or other advantage to which he was not legally entitled, or (ii) that his action involved (a) an improper declaration of any dividend or other distribution, (b) an improper redemption by the Registrant of its own shares, (c) the distribution of assets to shareholders after dissolution, without paying or adequately providing for, with certain exceptions, known liabilities of the Registrant or (d)the making of an improper loan to a director. Article XI also does not authorize any limitation on the ability of the Registrant or its shareholders to obtain injunctive relief, specific performance or other equitable remedies, and would not apply to acts or omissions which occurred prior to the filing of the amendment to the
Registrant's   Certificate  of   Incorporation   containing  the  limitation  on
directors' liability.

     On December 9, 1975, the Registrant's Board of Directors adopted a resolution pursuant to which the Registrant is obligated to indemnify, to the extent permitted by law, any director, officer or employee of the Registrant against any liability arising out of claims under the Employee Retirement Income Security Act of 1974.


Item 7. Exemption from Registration Claimed

     Not Applicable


Item 8. Exhibits

     4(a) --Restated Certificate of Incorporation (incorporated by reference to
            Exhibit 3 to Registrant's Report on Form 10-K for the year ended December 31, 1993)

     4(b) --By-laws (incorporated by reference to Exhibit 3(b) to Registrant's
            Report on Form 10-K for the year ended December 31, 1993).

     4(c) --Shareholder Protection Rights Agreement dated as of February 20,
            1990 between Registrant and the Bank, of New York, as Rights Agent, incorporated by reference to Exhibit 4 to Registrant's Report on Form 8-K dated February 13, 1990.

     4(d) --Amendment No. 1 dated as of April 6, 1990 to Shareholder Protection
            Rights Agreement, incorporated by reference to Exhibit 4 to Registrant's Report on Form 10-Q dated May 14, 1990.

     4(e) --Amendment No. 2 dated as of March 8, 1994 to Shareholder Protection
            Rights Agreement, incorporated by reference to Exhibit 4(c) to Registrant's Report on Form 10-K for year ended December 31, 1993.

     4(f) --Specimen certificates of Registrant's Common Stock bearing legend notifying of Shareholder Protection Rights Agreement, incorporated by reference to Exhibit 4(b) to Registrant's Report on Form 10-K for year ended December 31, 1989.

     4(g) --Registrant's Retirement Investment Fund Plan.

     23   --Consent of Price Waterhouse.

     24   --Powers of Attorney authorizing George Rowe, Jr. and Stephen A.
Block to sign this Registration Statement and amendments thereto on behalf of certain directors and officers of Registrant.

Item 9. Undertakings

     The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT, INTERNATIONAL FLAVORS & FRAGRANCES INC., CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-8
AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, AND STATE OF NEW YORK, ON THE 30TH DAY OF JUNE, 1994.


                                   INTERNATIONAL FLAVORS & FRAGRANCES INC.


                                 By         /S/ EUGENE P. GRISANTI
                                   ---------------------------------------
                                         EUGENE P. GRISANTI, PRESIDENT


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED:


PRINCIPAL EXECUTIVE OFFICER:

           EUGENE P. GRISANTI

               PRESIDENT


PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER:

           THOMAS H. HOPPEL

     VICE PRESIDENT AND TREASURER


DIRECTORS:

        MARGARET HAYES ADAME                 By      /S/ STEPHEN A. BLOCK
         ROBIN CHANDLER DUKE                   --------------------------------
         RICHARD M. FURLAUD                            STEPHEN A. BLOCK
         EUGENE P. GRISANTI                            ATTORNEY-IN-FACT
          THOMAS H. HOPPEL
           GEORGE ROWE, JR.
       STANLEY M. RUMBOUGH, JR.                          June 30, 1994
        HENRY P. VAN AMERINGEN
        HENDRIK C. VAN BAAREN
       WILLIAM D. VAN DYKE, III



     ORIGINAL POWERS OF ATTORNEY AUTHORIZING GEORGE ROWE, JR. AND STEPHEN A. BLOCK, AND EACH OF THEM, TO SIGN THIS REGISTRATION STATEMENT AND ANY AMENDMENTS HERETO ON BEHALF OF CERTAIN DIRECTORS AND OFFICERS OF THE REGISTRANT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

     THE PLAN. PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE TRUSTEES (OR OTHER PERSONS WHO ADMINISTER THE PLAN) HAVE DULY CAUSED THIS REGISTRATION TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON JUNE 30, 1994.


                        INTERNATIONAL FLAVORS & FRAGRANCES INC.
                        RETIREMENT INVESTMENT FUND PLAN


                      By
                        --------------------------------------------------------
                        STEPHEN A. BLOCK, MEMBER OF THE ADMINISTRATIVE COMMITTEE

                                 EXHIBIT INDEX



Exhibit
- -------
4(g)   Registrant's Retirement Investment Fund Plan ............


23     Consent of Price Waterhouse .............................


24     Powers of Attorney authorizing George Rowe, Jr.
        and Stephen A. Block to sign this Registration
        Statement and amendments thereto on behalf of
        certain directors and officers of Registrant ............